UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 29, 2026
Date of Report (date of earliest event reported)

Establishment Labs Holdings Inc.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38593	98-1436377
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)
11401 Century Oaks Terrace Suite 400 Austin, Texas 78758
(Address of principal executive offices) (Zip Code)
+1 800 924-5072
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, No Par Value	ESTA	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director; Board Composition Changes

On June 24, 2026, the Board of Directors (the “Board”) of Establishment Labs Holdings Inc. (the “Company”) appointed Taylor Harris to the Board, effective immediately, to serve until the Company’s 2027 annual meeting of shareholders and until his successor is duly elected and qualified. In addition, the Board appointed Mr. Harris as a member of the Audit Committee and the Nominating and Corporate Governance Committee.

In connection with his service as a director, Mr. Harris will receive the Company’s standard non-employee director cash and equity compensation, which is described under the heading “Non-Employee Director Compensation” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (“SEC”) on April 10, 2026. Effective April 24, 2026, the Board updated the non-employee director compensation policy to reflect an initial equity grant of $170,000 for new directors and a non-employee director annual grant of $170,000.

There is no arrangement or understanding between Mr. Harris and any other persons pursuant to which Mr. Harris was appointed as a director, and Mr. Harris has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Following the appointment of Mr. Harris to the Audit Committee and the Nominating and Corporate Governance Committee, the composition of the committees are as follows. The Audit Committee shall consist of Ann Custin, Mr. Harris, and Bryan Slotkin, with Ms. Custin serving as chair. The Nominating and Corporate Governance Committee shall consist of Leslie Gillin, Mr. Harris, and Mr. Slotkin, with Ms. Gillin serving as chair. The Board determined that all of the members of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee currently satisfy the independence requirements and other established criteria of The Nasdaq Stock Market LLC.

Mr. Harris also executed the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2025.

Item 7.01. Regulation FD Disclosure.

On June 29, 2026, the Company issued a press release announcing the director appointment set forth in Item 5.02 of this Current Report on Form 8-K.

A copy of the press release is furnished as Exhibit 99.1 to this report. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Establishment Labs Holdings Inc. dated June 29, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTABLISHMENT LABS HOLDINGS INC.

Dated:	6/29/2026	By:	/s/ Cassandra "Sandra" Harris
		Name:	Cassandra "Sandra" Harris
		Title:	Chief Financial Officer